ALASKA SILVER COMMENCES 2026 DRILL PROGRAM AT ILLINOIS CREEK TARGETING RESOURCE
EXPANSION AND NEW DISCOVERIES

TUCSON, ARIZONA June 4, 2026 - Alaska Silver Corp. (TSXV: WAM; OTCQX: WAMFF) ("Alaska Silver" or the "Company") is pleased to announce the commencement of its 2026 drilling and exploration program at the Company's 100%-owned Illinois Creek Project in western Alaska.

The Company's fully funded, two-rig, 6,000 meter exploration program is designed to expand the Waterpump Creek ("WPC") resource, evaluate the discovery potential of the Silver Sage target, and advance several emerging exploration targets across the broader Illinois Creek district.  Additionally, the Company plans to advance baseline studies for fish habitat, cultural resources and wetlands in parallel with expanded environmental and geoscience programs which will support future permitting and regulatory assessments.

Camp mobilization is underway, with personnel and equipment arriving on site to support drilling, trenching, geological mapping, and regional exploration activities throughout the summer field season.  Drillers are expected to arrive next week and with drill rigs on site, drilling will commence soon after.

Preparing Illinois Creek Airstrip for 2026 Exploration Program

As the 2026 summer program ramps up, the 4400' Illinois Creek airstrip is ready to receive a record freight delivery of over 100,000 pounds of equipment and supplies which will add an excavator, bulldozer, side by sides, pick-up truck, drilling supplies and new fuel storage tanks that will provide 20,000 gallons of additional fuel capacity.

Kit Marrs, President and Chief Executive Officer of Alaska Silver, commented: "The 2026 field season represents one of the most ambitious exploration programs ever undertaken across the Illinois Creek district. We are pursuing both near-term resource growth at Waterpump Creek and exciting new discovery opportunities at Silver Sage and elsewhere across the project. With a strong, expanded technical team, two drill rigs operating simultaneously, and multiple trenching programs planned, we believe this year's program has the potential to significantly advance our understanding of the district and unlock substantial shareholder value.  Our team is extremely motivated and excited as we begin this season's work."

2026 Program Objectives

The 2026 exploration program is focused on four key objectives (Figure 1):

• Expand the Waterpump Creek Resource by testing the northern and southern extension of known mineralization and evaluating opportunities for significant future resource growth;

• Advance the Silver Sage target through systematic drilling designed to define the size, continuity and controls of mineralization within a potentially significant new silver-bearing system;

• Advance the TG and TG North ("TGN") target areas toward drill-ready status through trenching and surface exploration programs; and

• Further define the stratigraphic and mineralization potential of the broader Illinois Creek trend, particularly west and south of the historical Illinois Creek Mine, where multiple untested targets remain.

Figure 1. Illinois Creek Spoke Model Regional Map

2026 Drill Program

The Company intends to initially deploy one drill rig at Waterpump Creek and one drill rig at Silver Sage for a total of 6,000 meters

Waterpump Creek South

• Approximately 2,400 meters in 4 to 5 drill holes (Figure 2);

• Designed to test the southern extension of known mineralization beyond the current resource boundary; and

• Represents the Company's highest-priority resource expansion target.

Waterpump Creek North

• Approximately 600 meters in 3 drill holes; and

• Designed to evaluate additional resource expansion opportunities north of the current resource area.

Figure 2. Map of the Waterpump Creek area with 2026 target areas illustrated in red.

Silver Sage

• Approximately 3,000 meters in 15 to 20 drill holes;

• Designed to evaluate the scale, continuity, geometry and grade potential of mineralization; and

• Intended to establish the dimensions of a mineralized system while improving understanding of the structural and stratigraphic controls on mineralization.

Depending on exploration results, drill capacity may be redirected during the season to focus on the most prospective target areas.

Target Advancement and Trenching Programs

CRD systems characteristically form in clusters or groups, so as part of the exploration program this year, Alaska Silver plans to undertake two significant trenching programs designed to explore and advance emerging CRD targets on our properties.

TG/TGN Target Area

The Company plans to complete approximately 10 to 20 trenches supported by mechanical excavation and backpack drilling. The program is designed to better define mineralization, improve geological understanding, and generate drill-ready targets in the Round Top System (Figure 3).

Illinois Creek Target Corridor

A second trenching campaign comprising approximately 10 to 20 trenches is planned across several high-priority target areas in the Illinois Creek System.

This work is designed to evaluate mineralization potential across the broader Illinois Creek district and identify additional targets for future drilling.

Figure 3. Location of the Illinois Creek and Round Top CRD Systems, locating the TG and TG North CRD prospects

District-Scale Opportunity

The Illinois Creek Project continues to demonstrate significant district-scale exploration potential, hosting multiple mineralized systems along an extensive trend between the historical Illinois Creek Mine and the Waterpump Creek deposit. The Company's 2026 exploration strategy is designed to simultaneously pursue resource growth, target generation and new discoveries across this highly prospective land package (Figure 3).

Drilling and trenching activities are expected to continue throughout the field season, and the Company will provide updates as results become available.

Qualified Person

Patrick Donnelly, P.Geo., Executive Vice President of Alaska Silver and a Qualified Person as defined by National Instrument 43-101 - Standards of Disclosure for Mineral Projects, has reviewed and approved the scientific and technical information contained in this news release.

About Alaska Silver

Alaska Silver is a junior exploration company focused on the discovery and development of high-grade silver, gold and critical metals assets within one of North America's major high-grade silver and critical minerals districts at their Illinois Creek (IC) Project in western Alaska. Illinois Creek is a contiguous, 100%-owned land package totaling 80,895 acres (126.40 square miles or 32,337 hectares) anchored by two resource-level mineralization zones separated by 8 km of high potential exploration ground. At one end lies the high-grade silver mineralization at the Waterpump Creek zone, which hosts an Inferred Mineral Resource of 75 Moz AgEq at a grade of 279 g/t silver, 11.28 % zinc and 9.87% lead¹, ² that remains open to the north and south, as well as by the Illinois Creek Mine. At the western end is the past  producing Illinois Creek Mine that closed due to low metal prices in 1998, leaving untouched  Indicated Mineral Resources of 260,000 oz gold at 0.92 g/t Au and 8.3 Moz silver at 29.72 g/t Ag, along with Inferred Mineral Resources of 290,000 oz gold at 0.84 g/t Au and 10.4 Moz silver at 30.11 g/t Ag2, 3. The IC Project is located approximately 38 kilometers from the Yukon River, the region's primary marine transportation corridor.  Headquartered in Alaska and Arizona, Alaska Silver is led by a team with a proven track record of large-scale mine discoveries.

1 For Waterpump Creek, the formulas for AgEq are AgEq (g/t)= Ag (g/t) + 28.56 x Pb(%) + 37.12 x Zn(%) and assume metal prices of US$24/oz Ag, US$1.30/lb Zn, and US$ 1.00/lb Pb.2

2 Please refer to the NI 43-101 Technical Report titled "Illinois Creek Project, Western Alaska, USA" dated February 25, 2026 (effective date of January 22, 2026).

3 For Illinois Creek, AuEq values are based only on gold and silver values using metal prices of US$3,500/oz Au and US$45/oz Ag.

"Kit Marrs"

Kit Marrs

President & CEO

info@alaskasilver.com

For further information, please contact:

Patrick Donnelly

Executive Vice President

pat@alaskasilver.com

Phone: 1-520-200-1667

Or visit our website at: www.alaskasilver.com

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Forward Looking Information

This news release contains "forward-looking information" within the meaning of applicable Canadian securities legislation. "Forward-looking information" includes, but is not limited to, statements with respect to the activities, events or developments that the Company expects or anticipates will or may occur in the future. Generally, but not always, forward-looking information can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or the negative connotation thereof or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative connotation thereof. This forward looking information relates to, among other things, ongoing and anticipated exploration work at the Illinois Creek Project; the anticipated timing of assay results and the expected results therefrom; the potential for an entirely new area of mineralization at Silver Sage; the potential continuity of the CRD property; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Illinois Creek Project as currently contemplated; the expectation that exploration activities (including drill results) will accurately predict mineralization; the expectation that the Company will implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the effective targeting activities proposed by the Company; the benefits of the Company's approach to exploration; and the anticipated benefits of the Company's approach to the resource development plan.

Such forward-looking information is based on numerous assumptions, including among others, that exploration work at the Illinois Creek Project will occur as anticipated; assay results will be received when anticipated; Silver Sage will represent an entirely new area of mineralization; the CRD property will exhibit the anticipated continuity; the Company will be able to implement its objectives, goals and future plans, including the proposed advancement of the Illinois Creek Project as currently contemplated; exploration activities (including drill results) will accurately predict mineralization; the Company will be able to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the targeting activities proposed by the Company will be effective; and the Company's approach to exploration will result in the expected benefits. Although the assumptions made by the Company in providing forward-looking information is considered reasonable by management at the time, there can be no assurance that such assumptions will prove to be accurate and actual results and future events could differ materially from those anticipated in such information.

Important factors that could cause actual results to differ materially from the Company's plans or expectations include: the risk that exploration work at the Illinois Creek Project will not occur as anticipated; the risk that assay results will not be received when anticipated; the risk that Silver Sage will not represent a new area of mineralization as anticipated; the risk that the CRD property will not exhibit the anticipated continuity; the risk that the Company will not be able to implement its objectives, goals and future plans, including the proposed advancement of the Illinois Creek Project as currently contemplated; the risk that exploration activities (including drill results) will not accurately predict mineralization; the risk that Company will not be able to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the risk that the targeting activities proposed by the Company will not be effective; the risk that the Company's approach to exploration will not result in the expected benefits; risks related to market conditions and metal prices; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company's public disclosure record on SEDAR+ (www.sedarplus.com) under the Company's issuer profile.. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in the forward-looking information or implied by forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking information or financial outlook that are incorporated by reference herein, except in accordance with applicable securities laws. Any forward-looking information contained in this news release is expressly qualified in their entirety by this cautionary statement. We seek safe harbor.